Exhibit 99.1

Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Investor Relations: Lijun Qi ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports First Quarter 2017 Results

NEW YORK, April 27, 2017 — Travelzoo Inc. (NASDAQ: TZOO):

•	Revenue of $28.4 million, down 5% in constant currencies

•	Operating profit of $2.1 million

•	Earnings per share (EPS) from continuing operations of $0.07

•	Cash flow from operations of $555,000

Travelzoo, a global publisher of travel and entertainment offers, today announced financial results for the first quarter ended March 31, 2017, with revenue of $28.4 million and operating profit of $2.1 million. In nominal terms, revenue decreased by 8% year-over-year. In constant currencies, revenue decreased by 5% year-over-year. Net income was $2.7 million, with EPS of $0.21, which includes income from discontinued operations of $1.9 million. EPS from continuing operations was $0.07. Following the Company's strategic decision to focus on its global Travelzoo® brand, Fly.com and SuperSearch were discontinued. Financial results presented in this press release exclude revenue and expense from discontinued operations. Financial results in the current and prior periods have been adjusted.

"We will continue our strategy of leveraging Travelzoo’s global reach, trusted brand, and worldwide relationships with top travel suppliers to negotiate more exclusive offers for Travelzoo members,” said Holger Bartel, Chairman and Global CEO. "With more than 25 offices worldwide we have our pulse on outstanding travel, entertainment, and lifestyle experiences."

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Asia Pacific
Asia Pacific business segment revenue decreased 20% year-over-year to $1.8 million. In constant currencies, revenue decreased 19% year-over-year. Operating loss for the first quarter was $1.5 million, compared to an operating loss of $1.0 million in the prior-year period. The financial results of Asia Pacific for the first quarter were impacted by operational problems which we do not expect to be recurring.

Europe
Europe business segment revenue decreased 14% year-over-year to $9.1 million. In constant currencies, revenue decreased 5% year-over-year. Operating income for the first quarter was $949,000, or 10% of revenue, compared to operating income of $1.9 million, or 18% of revenue in the prior-year period.

North America
North America business segment revenue decreased 3% year-over-year to $17.5 million. Operating income for the first quarter was $2.7 million, or 15% of revenue, compared to operating income of $2.0 million, or 11% of revenue in the prior-year period.

Members
As of March 31, 2017, Travelzoo had a worldwide unduplicated number of members of 29.1 million. In Asia Pacific, unduplicated number of members was 3.6 million as of March 31, 2017, up 2% from March 31, 2016. In Europe, unduplicated number of members was 8.3 million as of March 31, 2017, up 3% from March 31, 2016. In North America, unduplicated number of members was 17.3 million as of March 31, 2017, consistent with March 31, 2016.

Income Taxes
Income tax expense was $1.2 million, compared to a $1.2 million income tax expense in the prior-year period.

Asset Management
During the first quarter of 2017, Travelzoo generated $555,000 of cash from operating activities. Accounts receivable decreased by $3.2 million over the prior-year period to $14.2 million. Accounts payable decreased by $5.5 million over the prior-year period to $16.6 million. Capital expenditures were $120,000, down from $145,000 in the prior-year period. As of March 31, 2017, cash and cash equivalents were $28.6 million.

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Conference Call
Travelzoo will host a conference call to discuss first quarter results at 11:00 a.m. ET today. Please visit http://www.travelzoo.com/earnings to

•	download the management presentation (PDF format) to be discussed in the conference call;

•	access the webcast.

About Travelzoo
Travelzoo® provides our 28 million members insider deals and one of a kind experiences personally reviewed by one of our deal experts around the globe. With more than 25 offices worldwide we have our pulse on outstanding travel, entertainment, and lifestyle experiences. For over 15 years we have worked in partnership with more than 2,000 top travel suppliers—our long-standing relationships allow us access to the very best deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Travelzoo and Top 20 are registered trademarks of Travelzoo. All other names are trademarks and/or registered trademarks of their respective owners.

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Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2017	2016
Net revenues	$28,429	$30,828
Cost of net revenues	3,207	3,851
Gross profit	25,222	26,977
Operating expenses:
Sales and marketing	15,356	15,530
Product development	2,357	2,788
General and administrative	5,447	5,813
Total operating expenses	23,160	24,131
Income from continuing operations	2,062	2,846
Other income, net	7	133
Income from continuing operations before income taxes	2,069	2,979
Income tax expense	1,209	1,154
Income from continuing operations	$860	$1,825
Income from discontinued operations, net of income taxes	1,884	224
Net income	$2,744	$2,049

Income per share—basic:
Continuing operations	$0.07	$0.13
Discontinued operations	0.14	0.01
Net income per share—basic	$0.21	$0.14

Income per share—diluted:
Continuing operations	$0.07	$0.13
Discontinued operations	0.14	0.01
Net income per share—diluted	$0.21	$0.14

Weighted average shares:
Basic	13,288	14,425
Diluted	13,288	14,425

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Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$28,594	$26,838
Accounts receivable, net	14,189	14,415
Income taxes receivable	—	542
Deposits	144	105
Prepaid expenses and other	1,704	1,773
Deferred tax assets	—	793
Total current assets	44,631	44,466
Deposits and other	613	702
Deferred tax assets	1,818	1,052
Restricted cash	1,376	1,152
Property and equipment, net	5,731	6,158
Total assets	$54,169	$53,530
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,611	$19,714
Accrued expenses and other	9,507	8,699
Deferred revenue	1,214	719
Income tax payable	2,171	691
Total current liabilities	29,503	29,823
Long-term tax liabilities	2,941	2,879
Long-term deferred rent and other	2,728	2,764
Total liabilities	35,172	35,466
Common stock	132	135
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(3,820)	(3,787)
Retained earnings	22,685	21,716
Total stockholders’ equity	18,997	18,064
Total liabilities and stockholders’ equity	$54,169	$53,530

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Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$2,744	$2,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	579	642
Discontinued operations gain on sale of Fly.com domain name	(2,890)	—
Deferred income taxes	(36)	(443)
Stock-based compensation	240	212
Provision for losses on accounts receivable	7	8
Net foreign currency effects	(89)	259
Changes in operating assets and liabilities:
Accounts receivable	287	(1,025)
Income tax receivable	544	921
Prepaid expenses and other	(86)	102
Accounts payable	(3,263)	(1,470)
Accrued expenses and other	990	(451)
Income tax payable	1,466	603
Other non-current liabilities	62	7
Net cash provided by operating activities	555	1,414
Cash flows from investing activities:
Proceeds from sale of Fly.com domain name	2,890	—
Purchase of restricted cash	—	(5)
Purchases of property and equipment	(120)	(145)
Net cash provided by (used in) investing activities	2,770	(150)
Cash flows from financing activities:
Acquisition of the Asia Pacific business	—	58
Payment of loan to related party	—	(5,658)
Repurchase of common stock, net	(1,762)	(1,908)
Net cash used in financing activities	(1,762)	(7,508)
Effect of exchange rate on cash and cash equivalents	193	(77)
Net increase (decrease) in cash and cash equivalents	1,756	(6,321)
Cash and cash equivalents at beginning of period	26,838	35,128
Cash and cash equivalents at end of period	$28,594	$28,807
Supplemental disclosure of cash flow information:
Cash paid for income taxes, net	$310	$50
Cash paid for interest on related party loan	$—	$110

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Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended March 31, 2017	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	$1,844	$9,218	$17,367	$28,429
Intersegment revenue	(31)	(147)	178	—
Total net revenues	1,813	9,071	17,545	28,429
Operating income (loss)	$(1,541)	$949	$2,654	$2,062
Three months ended March 31, 2016	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	2,249	10,641	17,938	30,828
Intersegment revenue	5	(82)	77	—
Total net revenues	2,254	10,559	18,015	30,828
Operating income (loss)	$(1,049)	$1,907	$1,988	$2,846

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